Exhibit 10.3

THIRD AMENDED AND RESTATED RULES AND PROCEDURES
FOR THE
DIRECTORS’ DEFERRED COMPENSATION PROGRAM

These third amended and restated rules and procedures for the Directors’ Deferred Compensation Program (the “Program”) have been adopted on September 17, 2025 by the Board of Directors of AvalonBay Communities, Inc. (the “Company”) to govern the deferral by a Non-Employee Director pursuant to Section 8(b) of the AvalonBay Communities, Inc. Second Amended and Restated Equity Incentive Plan, as may heretofore have been or hereafter may be amended (together with any successor equity incentive plan of the Company or any successor to the Company, the “Plan”). All capitalized terms used herein shall have the same meaning as used in the Plan unless otherwise specifically provided herein.

1.Election to Defer.

a.Initial Deferral Elections.

i.Generally. With respect to the compensation a Non-Employee Director will receive for a calendar year, a Non-Employee Director may elect in advance to (i) defer payment of all or a portion of the cash compensation otherwise due to such Non-Employee Director, and/or (ii) defer payment of all or a portion of the annual Restricted Stock Award that would otherwise be granted to such Non-Employee Director, such deferred compensation under the preceding clauses (i) or (ii) to be thereafter delivered in the form of Restricted Stock Unit awards in accordance with the election made pursuant to this Program (“Deferred Stock Awards”, and any such an election a “Deferral Election”). To make a Deferral Election for the compensation to be received in a particular calendar year, the Non-Employee Director must complete an election form specifying (i) the percentage (in increments of 25 percentage points) of cash compensation the Non-Employee Director wishes to defer with respect to that calendar year, (ii) the percentage (in increments of 25 percentage points) of the annual Restricted Stock Award the Non-Employee Director wishes to defer with respect to that calendar year, and (iii) for each election in the preceding clauses (i) and (ii), which of the permitted deferral options set forth below in this Section 1.a.i the Non-Employee Director has elected. The permitted deferral options (i.e., the time at which the Deferred Stock Awards are settled in shares of Stock) are the following:

1.Immediate Upon Departure. “Immediate Upon Departure” means, for Deferred Stock Awards granted prior to January 1, 2024, in a lump sum upon or as soon as administratively possible following the 30th day after the Non-Employee Director incurs a Separation from Service (as defined in Section 1.b.ii below) and (ii) for Deferred Stock Awards granted on or after January 1, 2024, in a lump sum upon or as soon as administratively possible following the 90th day after the Non-Employee Director incurs a Separation from Service.

2.Fifth Anniversary of Departure. “Fifth Anniversary of Departure” means in a lump sum upon or as soon as administratively possible following the 90th day after the fifth anniversary of the date the Non-Employee Director incurs a Separation from Service.

3.Five Annual Installments. “Five Annual Installments” means five annual installments commencing upon or as soon as administratively possible following the 90th day after the Non-Employee Director incurs a Separation from Service. Each installment payment shall be made by settling a portion of the Deferred Stock Award in shares of Stock, such portion for each installment to be equal to the total balance of stock units subject to payout at the time of settlement divided by the number of payments remaining (e.g., divided by 5 for the first of the five payment and by 1 for the last of the five payments).

ii.Election Deadline; Effectiveness. Except with respect to a newly elected or appointed Non-Employee Director, any Deferral Election shall apply only to (i) cash fees earned with respect to services to be performed beginning on or after the start of the calendar year following the date the Deferral Election is received by the Company and (ii) equity awards (including Restricted Stock Awards) granted on or after the start of the calendar year following the date the Deferral Election is received by the Company. A newly elected or appointed Non-Employee Director may, no later than such Non-Employee Director’s start date as a Non-Employee Director, file an irrevocable Deferral Election, which shall apply only to (i) cash fees earned with respect to services to be performed after the Deferral Election is received by the Company and (ii) equity awards (including Restricted Stock Awards) granted after the Deferral Election is received by the Company.

iii.Revocation; Modification. Except as set forth in Section 1.a.ii above, a Non-Employee Director may revoke or modify such Non-Employee Director’s Deferral Election by executing and delivering to the Company a new Deferral Election or a written revocation of a prior Deferral Election, but such new Deferral Election or written revocation shall only apply with respect to (i) cash fees earned with respect to services to be performed beginning on or after the start of the calendar year after the new Deferral Election or written revocation is received by the Company and (ii) equity awards (including Restricted Stock Awards) granted on or after the start of the calendar year following the date the new Deferral Election or written revocation is received by the Company.

iv.New Elections Required for Each Year’s Compensation. A Deferral Election shall only apply with respect to a single calendar year and a separate Deferral Election must be completed for each calendar year that a Non-Employee Director serves as a Non-Employee Director. If a Non-Employee Director fails to compete a Deferral Election by the applicable deadline, such Non-Employee Director shall be deemed not to defer any cash fees or equity awards for such calendar year. Elections shall be made through such means, and with such deadlines, as determined by the Company (including through a third party online account).

b.Subsequent Deferral Elections.

i.Generally. For each Deferral Election that a Non-Employee Director makes with respect to a calendar year, one (and only one) election may be made to further defer the settlement of the Deferred Stock Awards subject to such Deferral Election (a “Subsequent Deferral Election”). A Subsequent Deferral Election must apply to the full Deferred Stock Award (i.e., all stock units associated with that Deferred Stock Award). The permitted subsequent deferral options (i.e., the time at which the Deferred Stock Awards subject to a Subsequent Deferral Election are settled in shares of Stock) that may be elected in a Subsequent Deferral Election are the following:

1.Fifth Anniversary of Departure. For an original Deferral Election of Immediate Upon Departure, if a Subsequent Deferral Election is made, the Deferred Stock Award shall (i) for awards granted prior to January 1, 2024, in a lump sum upon or as soon as administratively possible following the 30th day after the fifth anniversary of the date the Non-Employee Director incurs a Separation from Service and (ii) for Deferred Stock Awards granted on or after January 1, 2024, in a lump sum upon or as soon as administratively possible following the 90th day after the fifth anniversary of the date the Non-Employee Director incurs a Separation from Service.

2.Tenth Anniversary of Departure. For an original Deferral Election of Fifth Anniversary of Departure, if a Subsequent Deferral Election is made, the Deferred Stock Award shall be settled in a lump sum upon or as soon as administratively possible following the 90th day after the tenth anniversary of the date the Non-Employee Director incurs a Separation from Service.

3.Five Annual Installments. For an original Deferral Election of Five Annual Installments, if a Subsequent Deferral Election is made, the Deferred Stock Award shall be settled in five annual installments commencing upon or as soon as administratively possible following the 90th day after the fifth anniversary of the date the Non-Employee Director incurs a Separation from Service. Each installment payment shall be made by settling a portion of the Deferred Stock Award in shares of

Stock, such portion for each installment to be equal to the total balance of stock units subject to payout at the time of settlement divided by the number of payments remaining (e.g., divided by 5 for the first of the five payment and by 1 for the last of the five payments).

Subsequent Deferral Elections shall be made through such means, and with such deadlines, as the Company determines (including through a third party online account).

i.Election Deadline; Effectiveness. A Subsequent Deferral Election may be made at any time prior to a Non-Employee Director’s Separation from Service (as defined below). All Subsequent Deferral Elections are irrevocable upon receipt by the Company and shall not become effective until the first anniversary of the date that such Subsequent Deferral Election is received by the Company and then only if the Non-Employee Director has not incurred a Separation from Service before the first anniversary of the date such Subsequent Deferral Election is received by the Company.

For purposes of this this Directors’ Deferred Compensation Program, a “Separation from Service” means a “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), with the Company, determined in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

2.Deferred Account.

a.Cash Deferrals. On the day following the day cash fees would otherwise have been paid to a Non-Employee Director but for such Non-Employee Director’s Deferral Election, the Non-Employee Director’s deferred account (“Account”) shall be credited with a number of whole stock units determined in accordance with the Deferral Election and equal in the aggregate to the number obtained by dividing (i) such Non-Employee Director’s aggregate deferred cash fees by (ii) the Fair Market Value of a share of Stock as of the day such cash payment would otherwise have been made. All stock units credited with respect to cash fees shall be fully vested at all times.

b.Stock Deferrals.

i.If a Non-Employee Director has elected to receive all or a portion of such Non-Employee Director’s Restricted Stock Award in the form of a Deferred Stock Award, at such time as a Restricted Stock Award would otherwise be granted to the Non-Employe Director, the Non-Employee Director’s Account shall also be credited with a number of stock units determined in accordance with the Non-Employee Director’s Deferral Election and equal in the aggregate to the number of shares that otherwise would have been issued pursuant to the deferred portion of the Restricted Stock Award. Except as otherwise provided in the applicable award agreement or by vote of the Board, stock units credited in lieu of a Restricted Stock Award shall vest on the same dates as such Restricted Stock Award would have vested, subject to acceleration as set forth in the applicable award agreement.

ii.By executing a Deferral Election and participating in this Program, the Non-Employee Director will have been deemed to have accepted the Deferred Stock Award pursuant to the terms of the applicable award agreement. Further, by executing a Subsequent Deferral Election, the award agreement for the Deferred Stock Awards subject to the Subsequent Deferral Election shall be deemed amended to provide for settlement in accordance with this Program.

3.Dividend Equivalent Amounts. Whenever dividends (other than dividends payable only in shares of Stock) are paid with respect to Stock, each Account shall be credited with a number of whole and fractional stock units as are determined by multiplying the dividend value per share by the applicable stock unit balance of the Account on the record date and dividing the result by the Fair Market Value of a share of Stock on the dividend payment date. All additional stock units credited to a Non-Employee Director’s Account pursuant to this Section 3 shall be subject to the same Deferral Elections and Subsequent Deferral Elections as the stock units to which they relate.

4.Period of Deferral. Deferral Elections and Subsequent Deferral Elections shall terminate when a Non-Employee Director ceases to serve as a member of the Board; provided that Deferral Elections and Subsequent Deferral

Elections with respect to cash compensation shall continue to apply to any cash payments payable in arrears following the date that the Non-Employee Director ceases to serve as a member of the Board.

5.Designation of Beneficiary. A Non-Employee Director may designate one or more beneficiaries to receive payments from such Non-Employee Director’s Account in the event of the Non-Employee Director’s death. A designation of beneficiary shall apply to a specified percentage of a Non-Employee Director’s entire interest in such Non-Employee Director’s Account. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company. If there is no effective designation of beneficiary, or if no beneficiary survives the Non-Employee Director, the estate of the Non-Employee Director shall be deemed to be the beneficiary. All payments to a beneficiary or estate shall be made in a lump sum in shares of Stock, with any fractional share paid in cash.

6.Settlement.

a.Generally. Subject to Sections 6(b), 6(c) and 6(d) hereof, all vested Deferred Stock Awards shall be settled in shares of Stock to the Non-Employee Director, or the Non-Employee Director’s designated beneficiary (or beneficiaries) or estate, in accordance with such Non-Employee Director’s Deferral Elections and Subsequent Deferral Elections; provided that any fractional shares shall be paid in cash.

b.Specified Employees. In the event the Non-Employee Director is a “specified employee” within the meaning of Section 409A of the Code and the regulations promulgated thereunder, no payments shall be made prior to the earlier of the Non-Employee Director’s death, or six months and one day after the Non-Employee Director’s Separation from Service.

c.Effect of Change in Control. Notwithstanding anything to the contrary, in the event of a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code and the regulations promulgated thereunder, all Accounts under this Program shall become immediately payable in a lump sum.

d.Section 409A. This Program shall be administered in accordance with Section 409A of the Code. To the extent that any provision of this Program is ambiguous as to its compliance with Section 409A of the Code, such provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. In no event will a Non-Employee Director have a right to designate the taxable year of any payment made pursuant to the Program.

7.Adjustments. In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, or other event contemplated by Section 3(d) of the Plan, the Administrator shall make appropriate adjustments in the number of stock units credited to Non-Employee Directors’ Accounts.

8.Nontransferability of Rights. During a Non-Employee Director’s lifetime, any payment under this Program shall be made only to the Non-Employee Director. No sum or other interest under this Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Non-Employee Director or any beneficiary under this Program to do so shall be void. No interest under this Program shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Non-Employee Director or beneficiary entitled thereto. Notwithstanding the foregoing, the Company may make payments to an individual other than a Non-Employee Director to the extent required by a domestic relations order.

9.Company’s Obligations to Be Unfunded and Unsecured. The Accounts maintained under this Program shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts hereunder. No Non-Employee Director or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under this Program, and any Non-Employee Director or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under this Program.

10.Administration. This Program shall be administered by the Administrator. The Administrator shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Program and (ii) decide or resolve any and all questions including interpretations of this Program, as may arise in connection with this Program.
4